Exhibit 10.7

LETTER OF SUPPORT

The undersigned, Paseco ApS CVR. - No 31 36 36 08, which is a shareholder of the parent company to Dandrit Biotech A/S CVR. - No. 26 02 73 22 hereby issue the following letter of support in the amount of DKK 2m to Dandrit Biotech A/S to ensure continued operation until 1 February 20 15.

Dandrit Biotech A/S can call in the loan at their di scretion at either the full amount of DKK 2m or in any smaller installments.

Any loan issued under this note will be subject to the same term s as the current loans from Paseco ApS to Dandrit Biotech A/S issued under loan agreement signed on 30 April 2014.

On behalf of Paseco ApS
Copenhagen, 2/5-2014

/s/ Ole Abildgaard
Ole Abildgaard